FORM OF
                        AUTHORIZED PARTICIPANT AGREEMENT
                                       FOR
                               _____________ TRUST

This Authorized Participant Agreement (the "Agreement") is entered into by and between ___________________ (together with its affiliates, the "Distributor") and __________________________________ (the "Authorized Participant" or "AP")
and is subject to acceptance by The Bank of New York ("BNY" or the "Transfer Agent"). The Transfer Agent serves as the transfer agent for the _____________ Trust (the "Trust" ) and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation ("NSCC"). The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that the Trust shall be a third party beneficiary of this Agreement, and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest, par value $.001 per share (sometimes referred to as "Shares"), of the each of the separate investment portfolios of the Trust (each such portfolio a "Fund" and collectively, the "Funds") named on Annex I to this Agreement. _____________ Investments has created a proprietary, rules-based methodology as described in the Trust's Prospectus and Statement of Additional Information ("SAI") incorporated therein (collectively, the "Prospectus") included as part of its registration statement, as amended, on Form N-1A (No. 811-_______) ("Registration Statement") ("Rules-Based Methodology") to define the dividend-paying segments of the U.S. and foreign stock markets and to serve as indexes for use by the Funds and other equity income investors (each an "Index" and collectively the "Indexes"). Certain Funds will be based on domestic equity Indexes ("Domestic Funds"), while others will based on international equity Indexes ("International Funds"), as further described herein.

As specified in the Trust's Prospectus, the Shares of any Fund offered thereby may be purchased or redeemed only in aggregations of a specified number of Shares referred to therein and herein as a "Creation Unit". The number of Shares presently constituting a Creation Unit of each Fund is set forth in Annex I hereto. Creation Units of Shares may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Trust and the Distributor. The Prospectus provides that Creation Units generally will be sold in exchange for an in-kind deposit of a designated portfolio of equity securities (the "Deposit Securities") and an amount of cash computed as described in the Prospectus (the "Cash Requirement"), plus a purchase "Transaction Fee" as described in the Prospectus, delivered to the Trust by the Authorized Participant for its own account or acting on behalf of another party. Together, the Deposit Securities and the Cash Requirement constitute the "Creation Deposit", which represents the minimum initial and subsequent investment amount for Shares of any Fund of the Trust. References to the Prospectus are to the then current Prospectus as it may be supplemented or amended from time to time. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units of Shares (i) through the Continuous Net Settlement ("CNS") clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred


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to herein as the "_____________ Shares Clearing Process", or (ii) outside the
_____________ Shares Clearing Process (i.e., through the manual process of The Depository Trust Company ("DTC") ("DTC Process"). The procedures for processing an order to purchase Shares (each a "Purchase Order") and an order to redeem Shares (each a "Redemption Order") are described in the Trust's Prospectus and in Annex II to this Agreement. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in Annex II hereto. An Authorized Participant may not place a Purchase Order before the fifth (5th) Business Day (as defined below) following execution and delivery to the Distributor of this Agreement and notification by the Distributor of the Participant's status. An Authorized Participant may not cancel a Purchase Order or a Redemption Order after an order is placed by the Authorized Participant.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1. STATUS OF PARTICIPANT.

(a) The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of Shares of any Fund (i) through the _____________ Shares Clearing Process, it is a member of NSCC and an Authorized Participant in the CNS System of NSCC (as defined in the Fund's Prospectus, a "Participating Party"), and/or (ii) outside the _____________ Shares Clearing Process, it is a DTC Participant (as defined in the Fund's Prospectus, a "DTC Participant"). The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units either through the _____________ Shares Clearing Process or outside the _____________ Shares Clearing Process, subject to the procedures for purchase and redemption referred to in paragraph 2 of this Agreement and Annex II hereto ("Execution of Orders"). Any change in the foregoing status of the Authorized Participant shall terminate this Agreement and the Authorized Participant shall give prompt written notice to the Distributor and the Trust of such change.

(b) The Authorized Participant hereby represents and warrants that, unless the following paragraph is applicable to it, (i) it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and (iii) is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and the Authorized Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant agrees to comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of the NASD, and that it will not offer or sell Shares of any Fund of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c) If the Authorized Participant is offering or selling Shares of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States ("US") and is not otherwise required to be registered, qualified, or a member of the NASD as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) to comply with the full disclosure requirements of the Securities Act of 1933, as amended (the "1933 Act") and the regulations promulgated thereunder and (iii) to conduct its business in accordance with the spirit of the NASD Conduct Rules.


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(d) The Authorized Participant represents, covenants and warrants that it is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and the regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the USA PATRIOT ACT.

(e) The Authorized Participant understands and acknowledges that the method by which Creation Units of Shares will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by the Trust on an ongoing basis, at any point a "distribution", as such term is used in the 1933 Act, may be occurring. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the "Continuous Offering" section of the SAI and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below). The Authorized Participant also understands and acknowledges that dealers who are not "underwriters" but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

(f) The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the Distributor, the Custodian, the Subcustodian (in the case of International Funds) and the Authorized Participant's custodian. The Authorized Participant shall confirm such capability to the satisfaction of the Distributor, the Custodian and the Subcustodian prior to placing its first Order with the Distributor (whether it is a Purchase Order or a Redemption Order).


2. EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and the procedures described in Annex II hereto . Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the telephone lines used by the _____________ telephone representatives of the Distributor ("_____________ Telephone Representatives") will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the _____________ Telephone Representatives. The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time, including but not limited to the _____________ Cash Collateral Settlement Procedures that are referenced in Annex II hereto.

(b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that delivery of a Purchase Order or Redemption Order shall be irrevocable, provided that the Trust and the Distributor on behalf of the Trust reserves the right to reject any Purchase Order until the trade is released as "good" as described in Annex II hereto and any Redemption Order that is not in "proper form" as defined in the Prospectus.

(c) With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or


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

otherwise) to return to the Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Trust. With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the Trust is entitled to reduce the amount of money or other proceeds due to the Authorized Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Trust acknowledges and agrees to return to the Authorized Participant or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Authorized Participant or any party for which it is acting.

3. NSCC.

Solely with respect to Purchase Orders or Redemption Orders effected through the _____________ Shares Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions, including amounts of the Deposit Securities and Cash Requirement as are necessary, consistent with the instructions issued by the Authorized Participant to a _____________ Telephone Representative. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.


4. PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) The Distributor will provide to the Authorized Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Distributor represents, warrants and agrees that it will notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus to customers. The Distributor will make such revised, supplemented or amended Prospectus available to the Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 4 when the Participant has receive such revised, supplemented or amended prospectus by email at [ insert e-mail address], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

(b) The Distributor represents and warrants that (i) the Registration Statement and the Prospectus contained therein conforms in all material respects to the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a


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material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the Securities Act of 1933 Act of the Shares.

(c) The Authorized Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those contained in the Trust's then current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor. The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Authorized Participant understands that neither the Trust nor any of its Funds will be advertised or marketed as an open-end investment company, (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable shares of the Trust. In addition, the Authorized Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in whole Creation Units only.

(b) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and (ii) for internal use by the Authorized Participant.


5. SUBCUSTODIAN ACCOUNT.

The Authorized Participant understands and agrees that in the case of each International Fund, the Trust has caused The Bank of New York acting in its capacity as the Trust's custodian ("Custodian") to maintain with the applicable subcustodian ("Subcustodian") for such Fund an account in the relevant foreign jurisdiction to which the Authorized Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or "cash in lieu" amount) on behalf of itself or any party for which it is acting (whether or not a customer), with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.


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6. TITLE TO SECURITIES; RESTRICTED SHARES.

The Authorized Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant Subcustodian in accordance with the terms of the Prospectus, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Authorized Participant or any party for which it is acting in connection with a Purchase Order or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are "restricted securities" as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

7. CASH REQUIREMENT AND FEES.

(a) For Domestic Funds:

The Authorized Participant hereby agrees that as between the Trust and itself or any party for which it acts in connection with a Purchase Order for any Domestic Fund, it will make available in same day funds for each purchase of Shares an amount of cash sufficient to pay the Cash Requirement and any other amounts of cash due to the Trust in connection with the purchase of any Creation Unit of Shares (including the purchase Transaction Fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of the Trust, cash purchases are available or specified as described in the Prospectus)) (the "Cash Amount") which shall be made through DTC to an account maintained by the Custodian at The Bank of New York, New York, New York and shall be provided in same day or immediately available funds on or before the settlement date in accordance with the Trust's Prospectus ("Contractual Settlement Date"). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full cash amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters. The Authorized Participant shall be liable to the Custodian and/or the Trust for any amounts advanced by the Custodian in its sole discretion to the Authorized Participant for payment of the amounts due and owing for the Cash Requirement, the purchase Transaction Fee, cash collateral discrepancies and/or the additional variable charge for cash purchases (when, in the sole discretion of the Trust, cash purchases are available or specified).

(b) For International Funds.:

The Authorized Participant hereby agrees that as between the Trust and itself or any party for which it acts in connection with a Purchase Order for any International Fund, it will make available in same day funds for each purchase of Shares the Cash Amount as described in Section 7(a) above which shall be made via Fed Funds Wire to an account maintained by the Custodian at The Bank of New York, New York, New York and shall be provided in same day or immediately available funds at least one business day before Contractual Settlement Date.


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The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters. The Authorized Participant shall be liable to the Custodian and/or the Trust for any amounts advanced by the Custodian in its sole discretion to the Authorized Participant for payment of the amounts due and owing for the Cash Component, the purchase Transaction Fee, cash collateral discrepancies and/or the additional variable charge for cash purchases (when, in the sole discretion of the Trust, cash purchases are available or specified).

8. ROLE OF PARTICIPANT.

(a) The Authorized Participant acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Distributor, the Custodian, the Subcustodian, or the Authorized Participant's custodian in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Custodian, the Subcustodian, or the Authorized Participant's custodian or their designees concerning the performance of the Authorized Participant's responsibilities under this Agreement.

(b) In executing this Agreement, the Authorized Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other Participant or indirect participant, or any other Beneficial Owner, that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c) The Authorized Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon the request of the Trust or the Distributor.

9. AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Trust or the Distributor, the Authorized Participant shall deliver to the Distributor and the Trust, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate in a form approved by the Trust (see Annex III to this Agreement) setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an "Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Trust of a superseding certificate in a form approved by the Trust bearing a subsequent date. Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the


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Distributor and the Trust and such notice shall be effective upon receipt by both the Distributor and the Trust. The Distributor shall issue to each Authorized Participant a unique personal identification number ("PIN Number") by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Persons. If after issuance, a Participant's PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Distributor.

10. REDEMPTION.

The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that the US stock exchange where the Shares are principally listed ( as specified in the Prospectus) (the "Listing Exchange") is open for trading or business.

(a)The Authorized Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of Shares of any Fund unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Creation Units of Shares of the relevant Fund to be redeemed and to the entire proceeds of the redemption and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust. The Authorized Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units of Shares of a Beneficial Owner are held in the account of a single Authorized Participant.

[insert other jurisdictions and modify:

(b) In the case of a resident Australian or New Zealand holder notwithstanding the foregoing, the Authorized Participant understands and agrees that such holder is only entitled to receive cash upon its redemption of Creation Units of Shares. In the Redemption Order the Participant will be required to confirm that an in-kind redemption request has not been submitted on behalf of a beneficial owner who is an Australian resident.]

11. BENEFICIAL OWNERSHIP.

(a)The Authorized Participant represents and warrants to the Distributor and the Trust that (based upon the number of outstanding Shares of each such Fund made publicly available by the Trust) it does not, and will not in the future, hold for the account of any single Beneficial Owner of Shares of the relevant Fund, 80 percent (80%) or more of the currently outstanding Shares of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund with respect to such Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended. The Authorized Participant agrees that the confirmation relating to any order for one or more Creation Units of Shares of any Fund shall state as follows:
 "Purchaser represents and warrants that, after giving effect to the purchase of Shares to which this confirmation relates, it will not hold 80 percent or more of the outstanding Shares of the relevant Fund of the Trust and that it will not treat such purchase as eligible for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended. If purchaser is


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a dealer, it agrees to deliver similar written confirmations to any person purchasing any of the Shares to which this confirmation relates from it."

(b) The Trust and its Transfer Agent and Distributor shall have the right to require information from the Authorized Participant regarding Shares' ownership of each Fund, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent *(80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

12. INDEMNIFICATION.

This section 12 shall survive the termination of this Agreement.

(a) The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an " AP Indemnified Party") from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such AP Indemnified Party as a result of (i) any breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with Annex II, III or IV hereto (as each may be amended from time to time) reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant, or (v)
(1) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust's then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 4 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Trust or the Distributor or is based upon any omission or alleged omission by the Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust. The Distributor shall not be liable to the Authorized Participant for any damages arising out of mistakes or errors in data provided to the Distributor, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Trust, nor is the Distributor liable for any action, representation, or solicitation made by the wholesalers of the Trust.

(b) The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a "Distributor Indemnified Party") from and against any loss, liability, cost and expense

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(including attorneys' fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Annex II, III and IV hereto (as each may be amended from time to time) reasonably believed by the Authorized Participant to be genuine and to have been given by the Distributor, or (v) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the Securities and Exchange Commission or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in connection with the Authorized Participant's acting in its capacity as an Authorized Participant. The Authorized Participant shall not be liable to the Distributor for any damages arising out of mistakes or errors in data provided to the Authorized Participant, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Trust, nor is the Authorized Participant liable for any action, representation, or solicitation made by the wholesalers of the Trust.

(c) This Section 12 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Distributor Indemnified Party, as the case may be. The term "affiliate" in this Section 12 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

13. LIMITATION OF LIABILITY.

(a) None of the Distributor, the Custodian, the Subcustodian, the Authorized Participant, and the Participant's custodian shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

(b) Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Trust or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

14. INFORMATION ABOUT CREATION DEPOSITS.

The Authorized Participant understands that the number and names of the designated portfolio of Deposit Securities to be included in the current Creation Deposit for each Fund will be made available by NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

15. ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

16. NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address or telephone, facsimile or telex numbers as follows:

Attn:   [ insert name]_______
[ insert title]_______
         [ insert name of institution]_______
[ insert address]_______
[ insert telephone, fax and other numbers]_______

All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

17. EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a) This Agreement shall become effective five (5) Business Days after execution and delivery to the Distributor upon notice by the Distributor to the Authorized Participant. A "Business Day" shall mean each day the Listing Exchange is open for regular trading. This Agreement may be terminated at any time by any party upon sixty (60) days prior written notice to the other parties and may be terminated earlier by the Trust or the Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement supersedes any prior such agreement between or among the parties.

(b) This Agreement may be amended by the Trust or the Distributor from time to time without the consent of any Beneficial Owner by the following procedure. The Trust or the Distributor will mail a copy of the amendment to the Authorized Participant and the Trust or Distributor, as applicable. For purposes of this Agreement, mail will be deemed received by the recipient thereof on the fifth
(5th) Business Day following the deposit of such mail into the U.S. Postal system. If neither the Authorized Participant or the other party objects in writing to the amendment within five (5) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

18. GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party's address for purposes of notices hereunder.

19. SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20. ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

21. INTERPRETATION.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

22. ENTIRE AGREEMENT.

This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

23. SEVERANCE.

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Distributor determines in its discretion, after consulting with the Trust, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor's notification of the Trust of such a determination, this Agreement shall immediately terminate and the Distributor will so notify the Authorized Participant immediately.

24. NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

25. SURVIVAL.

Section 12 (Indemnification) hereof shall survive the termination of this Agreement.

26. OTHER USAGES.

The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) "including" means "including, but not limited to."

27. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to


[Signature Page Follows]

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:  ____________

                           [NAME OF DISTRIBUTOR]

                           BY:___________________________________

                           TITLE:________________________________

                           ADDRESS:______________________________

                           TELEPHONE:____________________________

                           FACSIMILE:____________________________

                           TELEX:________________________________



                           [NAME OF  AUTHORIZED PARTICIPANT]

                           BY:___________________________________

                           TITLE:________________________________

                           ADDRESS:______________________________

                           TELEPHONE:____________________________

                           FACSIMILE:____________________________

                           TELEX:________________________________



                           ACCEPTED BY: THE BANK OF NEW YORK, AS TRANSFER AGENT

                           BY:__________________________________________

                           TITLE:_______________________________________

                           ADDRESS:_____________________________________

                           TELEPHONE:___________________________________

                           FACSIMILE:___________________________________

                           TELEX:_______________________________________


ANNEX I

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR _____________ SM TRUST

NAME OF FUND AND NUMBER OF SHARES REQUIRED PER CREATION UNIT

ANNEX II

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR _____________ SM TRUST


PROCEDURES FOR PROCESSING
PURCHASE ORDERS AND REDEMPTION ORDERS

     This Annex II to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of the _____________ Trust in Creation Units of each Fund and a (2)Redemption Order for the redemption of Shares of the _____________ Trust in Creation Units of each Fund. Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

     An Authorized Participant is required to have signed the Authorized Participant Agreement. Upon acceptance of the Agreement and execution thereof by the Trust and in connection with the initial Purchase Order submitted by the Authorized Participant, the Distributor will assign a PIN Number to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of the _____________ Trust.


ANNEX II -- PART A

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR _____________ SM TRUST

TO PLACE A PURCHASE ORDER FOR
CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF THE  _____________ TRUST

1. PLACING A PURCHASE ORDER.

Purchase Orders for Creation Units of Shares of the _____________ Trust may be initiated only on days that the Listing Exchange is open for trading ("Business Days"). Purchase Orders may only be made in whole Creation Units of Shares of each Fund.

To begin a Purchase Order, the Authorized Participant ("AP"") must telephone the Distributor at (---)-------------. This telephone call must be made by an Authorized Person of the AP not later than the closing time of the regular trading session on the Listing Exchange which is ordinarily 4:00 p.m. Eastern Standard Time ("Listing Exchange Closing Time"). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), Distributor will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, Distributor will read the Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by Distributor. If the AP affirms that Purchase Order has been taken correctly, Distributor will issue an Confirmation Number to the AP.

PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY DISTRIBUTOR. AN ORDER MAY NOT BE CANCELED BY THE AP AFTER THE CONFIRMATION NUMBER IS ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. CALLS PLACED BEFORE THE LISTING EXCHANGE CLOSING TIME WILL BY PROCESSED EVEN IF THE CALL IS ANSWERED BY DISTRIBUTOR AFTER THE LISTING EXCHANGE CLOSING TIME. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE RECEIVED AFTER THE LISTING EXCHANGE CLOSING TIME WILL NOT BE ANSWERED BY DISTRIBUTOR. ALL TELEPHONE CALLS WILL BE RECORDED BY DISTRIBUTOR.

2. RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customer's behalf) not later than the Listing Exchange Closing Time, the Distributor will accept the Purchase Order on behalf of Trust and Distributor and will confirm in writing to the AP that its Purchase Order has been accepted by 7:00 p.m. Eastern Standard Time on the Business Day that the Purchase Order is received.

3. QUALITY ASSURANCE.

After a Confirmation Number is issued by Distributor to the AP, Distributor will either fax or email a written version of the Purchase Order to the AP. Upon receipt, the AP should immediately telephone Distributor, if the Participate believes that the Purchase Order has not been taken correctly by Distributor. In addition, Distributor will telephone the AP within 15 minutes of the fax or e-mail to corroborate the Purchase Order

4. PROCESSING A PURCHASE ORDER.

During the telephone call, Distributor will request that the AP state that the AP will not own 80% or more of the Shares of any Fund upon execution of the Purchase Order. If the AP is not able to so confirm, Distributor has the right to not accept the Purchase Order.

5. REJECTING OR SUSPENDING PURCHASE ORDERS.

The Trust or Distributor reserve the absolute right to reject or suspend a Purchase Order if (i) the portfolio of Deposit Securities delivered is not as specified by Distributor; (ii) acceptance of the Deposit Securities would have certain adverse tax consequences to the Trust or any Fund; (iii) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; (iv) the acceptance of the Portfolio Deposit would otherwise, in the discretion of Trust or Adviser, have an adverse effect on Trust or the rights of beneficial owners of a Fund; or (v) circumstances outside the control of Trust, Distributor or Adviser make it for all practical purposes impossible to process a Purchase Order. The Trust shall notify the AP of its rejection of any Purchase Order. The Trust and Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Portfolio Deposits nor shall either of them incur any liability for the failure to give any such notification.
 Except as provided herein, all Purchase Orders for Creation Units of Shares of the Trust are irrevocable. The Trust acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.

6. CONTRACTUAL SETTLEMENT

(a) For Domestic Funds:

(1) Except as provided below, Deposit Securities must be delivered through the National Securities Clearing Corporation ("NSCC") to a Depository Trust Company ("DTC") account maintained at the Custodian of the Trust on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to Trust, immediately available or same day funds estimated by Trust to be sufficient to pay the Cash Requirement next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus as "the _____________ Shares Clearing Process"). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Trust. The "Domestic Contractual Settlement Date" is the earlier of (i) date upon which all of the required Deposit Securities, the Cash Requirement and any other cash amounts which may be due are delivered to Trust and (ii) trade date +three (3) Business Days. Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued concurrently with the transfer of good title to Trust of the portfolio of Deposit Securities through the NSCC's Continuous Net Settlement ("CNS") system and the payment of the Cash Requirement and the purchase Transaction Fee through DTC.
(2) The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount ) to be added to the Cash Requirement to replace any Deposit Security with respect to any Domestic Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the _____________ Shares Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the _____________ Shares Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but the Trust, subject to the approval of the Board, may adjust the "Transaction Fee" within the parameters described below to protect ongoing shareholders. (3) Any settlement outside the _____________ Shares Clearing Process is subject to additional requirements and fees as discussed in the Statement of Additional Information ("SAI").

(b) For International Funds:

(1) Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local Subcustodian of Trust on or before the International Contractual Settlement Date (defined below). The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to Trust, immediately available or same day funds estimated by Trust to be sufficient to pay the Cash Requirement next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The "International Contractual Settlement Date" with respect to each International Fund is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Requirement and any other cash amounts which may be due are delivered to Trust and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2) Except as provided in the next two paragraphs, a Creation Unit of Shares will not be issued until the transfer of good title to Trust of the portfolio of Deposit Securities and the payment of the Cash Requirement and the purchase Transaction Fee have been completed. When the Subcustodian confirms to Custodian that the required securities included in the Portfolio Deposit (or, when permitted in the sole discretion of Trust, the cash value thereof) have been delivered to the account of the relevant Subcustodian, Custodian shall notify Distributor and Adviser, and Trust will issue and cause the delivery of the Creation Unit of Shares.

(3) The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount) to be added to the Cash Requirement to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If Adviser notifies Distributor that a "cash in lieu" amount will be accepted, Distributor will notify the AP and the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the "cash in lieu" amount, with any appropriate adjustments as advised by Trust. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares.

(4) In the event that a Portfolio Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, Trust will issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such the AP's delivery and maintenance of collateral consisting of cash having a value at least equal to [125% ]of the value of the missing Deposit Securities. The parties hereto agree that the delivery of such collateral shall be made in accordance with the _____________ Shares Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by Distributor upon request. The parties hereto further agree that Trust may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to Trust of purchasing such securities and the value of the collateral, which may be sold by Trust at such time, and in such manner, as Trust may determine in its sole discretion.

7. CASH PURCHASES

When, in the sole discretion of Trust, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset Trust's brokerage and other transaction costs associated with using the cash to purchase the requisite Deposit Securities, the AP must pay a fixed purchase Transaction Fee, plus an additional variable charge for cash purchases, which is expressed as a percentage of the value of the Deposit Securities. The Transaction Fees for in-kind and cash purchases of Creation Units of Shares are described in the Prospectus.

ANNEX II -- PART B

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR _____________ SM TRUST

PROCEDURES TO PLACE A REDEMPTION ORDER FOR CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF THE _____________ TRUST

1.PLACING A REDEMPTION ORDER

Redemption Orders for Creation Units of Shares may be initiated only on days that the Listing Exchange Stock Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of each Fund. To begin a Redemption Order, the AP must telephone Distributor at (---) --------. This telephone call must be made by an Authorized Person of the AP not later than the closing time of the regular trading session on the Listing Exchange which is ordinarily 4:00 p.m. Eastern Standard Time ("Listing Exchange Closing Time"). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), Distributor will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to Fund. After the AP has placed the Redemption Order, Distributor will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by Distributor. If the AP affirms that Redemption Order has been taken correctly, Distributor will issue an Confirmation Number to the AP.

PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY DISTRIBUTOR. AN ORDER MAY NOT BE CANCELED BY A THE AP AFTER THE CONFIRMATION NUMBER IS ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. CALLS PLACED BEFORE THE LISTING EXCHANGE CLOSING TIME WILL BY PROCESSED EVEN IF THE CALL IS ANSWERED BY DISTRIBUTOR AFTER THE LISTING EXCHANGE CLOSING TIME. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE RECEIVED AFTER THE LISTING EXCHANGE CLOSING TIME WILL NOT BE ANSWERED BY DISTRIBUTOR. ALL TELEPHONE CALLS MAY BE RECORDED BY DISTRIBUTOR.

2.RECEIPT OF CONFIRMATION.

Subject to the conditions that a duly completed Redemption Order is received by Distributor from the AP on behalf of itself or another redeeming investor by the Listing Exchange Closing Time, the Distributor will accept the Redemption Order on behalf of Trust and Distributor and will confirm in writing to the AP that its Redemption Order has been accepted by 7:00 p.m. Eastern Standard Time on the Business Day the Redemption Order is received.

3. QUALITY ASSURANCE.

(a) After a Confirmation Number is issued by Distributor to the AP, Distributor will either fax or email a copy of the Redemption Order to the AP. Upon receipt, the AP should immediately telephone Distributor, if the AP believes that the Redemption Order has not been taken correctly by Distributor. In addition, Distributor will telephone the AP within 15 minutes of the fax or e- mail to corroborate the Redemption Order.

(b) In the Redemption Order, the AP will be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates. In the Redemption Order, the AP will also be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that Trust is entitled to reduce the amount of money or other proceeds due to the AP or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates.

4. TAKING DELIVERY OF DEPOSIT SECURITIES.

The Deposit Securities constituting in-kind redemption proceeds will be delivered to the appropriate account which must be indicated in the AP's Standing Redemption Instructions. An Authorized Person of the AP may amend the AP's Standing Redemption Instructions from time to time in writing to Distributor and Trust in a form approved by Trust. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account such Deposit Securities will be delivered. Redemptions of Shares for Deposit Securities will be subject to compliance with applicable United States federal and state securities laws.

5. CONTRACTUAL SETTLEMENT.

(a) For Domestic Funds:

(1) Except as provided below, the Shares of any Domestic Fund must be delivered through the National Securities Clearing Corporation ("NSCC") to a Depository Trust Company ("DTC") account maintained at the applicable custodian of any Domestic Fund on or before the Domestic Contractual Settlement Date (defined below). The Trust will make available on the Domestic Contractual Settlement Date, the Cash Requirement next determined after acceptance of the Redemption Order, less the applicable purchase Transaction Fee (as described in the Prospectus as "the _____________ Clearing Process"). The "Domestic Contractual Settlement Date" is the date upon which all of the required Shares must be delivered to the Trust and, the Deposit Securities, Cash Requirement less any fees are delivered by the Trust to the AP

(ordinarily trade date + three (3) Business Days). Except as provided in the next two paragraphs, the Deposit Securities representing Creation Units of Shares will be issued concurrently with the transfer of good title to Trust of the required number of Shares through the NSCC's Continuous Net Settlement (CNS) system and the delivery of the Cash Requirement less the purchase Transaction Fee through DTC.

(2) The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount ) to be added to the Cash Requirement to replace any Deposit Security with respect to a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the _____________ Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the _____________ Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but the Trust, subject to the approval of the Board, may adjust the Transaction Fee within the parameters described below to protect ongoing shareholders. Any settlement outside the _____________ Clearing Process is subject to additional requirements and fees as discussed in the Statement of Additional Information ("SAI").

(3) In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust will deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by such the AP's delivery and maintenance of collateral consisting of cash having a value at least equal to [125%] of the value of the missing Shares. The parties hereto agree that the delivery of such collateral shall be made in accordance with the _____________ Shares Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by Distributor upon request. The parties hereto further agree that Trust may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the value of the collateral, which may be sold by Trust at such time, and in such manner, as Trust may determine in its sole discretion.

(b) For International Funds:

(1) Except as provided below, the Shares must be delivered to an account maintained at the applicable local Subcustodian of Trust on or before the Business Day immediately following the date on which the redemption order was placed. The Trust will also make available on the International Contractual Settlement Date, immediately available or same day funds sufficient to pay the Cash Requirement next determined after acceptance of the Purchase Order, less the applicable redemption Transaction Fee (as described in the Prospectus). The "International Contractual Settlement Date" of an International Fund is the earlier of (i) the date upon which all of the Deposit Securities are delivered to the AP and (ii) and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2) Deliveries of redemption proceeds by the Funds generally will be made within three (3) Business Days. Due to the schedule of holidays in certain countries, however, the delivery of in-kind redemption proceeds of International Funds may take longer than three Business Days after the day on which the Redemption Order is placed.

(3) Except as provided in the next two paragraphs, the Deposit Securities will not be issued until the transfer of good title to Trust of the required Creation Unit(s) of Shares has been completed. When the relevant Subcustodian confirms to Custodian that the required Shares (or, when permitted in the sole discretion of Trust, the cash value thereof) have been delivered to the account of such Subcustodian, the Custodian shall notify Distributor and Advisor, and Trust will issue and cause the delivery of the Deposit Securities.

(4) The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount) to be added to the Cash Requirement to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If Adviser notifies Distributor that a "cash in lieu" amount will be delivered, Distributor will notify the AP and the AP shall receive, on behalf of itself or the party on whose behalf it is acting, the "cash in lieu" amount, with any appropriate adjustments as advised by Trust.

(5) In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust will deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by such the AP's delivery and maintenance of collateral consisting of cash having a value at least equal to [125%] of the value of the missing Shares. The parties hereto agree that the delivery of such collateral shall be made in accordance with the _____________ Shares Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by Distributor upon request. The parties hereto further agree that Trust may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to Trust of purchasing such securities and the value of the collateral, which may be sold by Trust at such time, and in such manner, as Trust may determine in its sole discretion.

6. CASH REDEMPTIONS.

In the event that, in the sole discretion of Trust, cash redemptions are permitted or required by Trust, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

7. STANDING REDEMPTION INSTRUCTIONS.

Annex V hereto contains the AP's Standing Redemption Instructions, which includes information identifying the account(s) into which Deposit Securities of each Fund and any other redemption proceeds should be delivered by Trust pursuant to a Redemption Order.

ANNEX II -- PART C

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR _____________ SM TRUST

_____________ FUNDS FLOW PROCESS

This Annex II-Part C supplements the Trust's Prospectus with respect to the procedures to be used by the Distributor and Transfer Agent in processing an order for the creation or redemption of Shares of any Fund of the Trust.

A. The AP is required to have (i) signed an Authorized Participant Agreement for _____________ Trust and (ii) assigned a personal identification number to each Authorized

Person that the AP has authorized to act for such AP. This will allow an AP through its Authorized Person(s) to place a creation or redemption order with respect to Shares of any Fund of the Trust.

B. The AP and Distributor shall implement the "_____________ Funds Flow Process" as agreed to by the parties from time to time.

C. Note that trades placed through the NSCC may only occur on any day that NSCC is open for business ("NSCC Business Day") .

_____________ FUNDS FLOW PROCESS

--------------------------------------------------------------------------------
             ORIGINATOR                              ACTIVITY
--------------------------------------------------------------------------------

1. AP calls on Distributor's recorded 1-800 number to place a Share Creation and/or Redemption order. These trades are to be placed by 4:00 PM EST on any NSCC Business Day.

          1. The _____________ Telephone Representative greets caller.

2. AP identifies his/her name, the Institution he/she represents, and PIN #. The AP confirms his/her PIN # when the _____________ Telephone Representative asks for a confirmation.

3. When asked by the _____________ Telephone Representative, the AP will confirm that the trades to be placed will not raise the AP's holding to 80% or more of any Fund.

         2._____________ Telephone Representative selects the AP from drop down box to pull up the account registration and list of Authorized Participants and their Authorized Persons. The _____________ Telephone Representative verifies that the caller is authorized to place trades on behalf of that institution. The _____________ Telephone Representative then asks the AP for his/her PIN #. The
_____________ Telephone Representative types the number, which will be alpha numeric into the database.

3. The _____________ Telephone Representative will read to the AP a statement confirming that the AP will not be placing trades that would raise the AP's total holdings to 80% or more of any Fund. When the AP confirms this is the case, then the _____________ Telephone Representative will click "ok". The database will then open to a trading input screen for the _____________ Telephone Representative to start entering trades online.

4. AP tells _____________ Telephone Representative that he wants to place a Creation or Redemption Order for Creation Units in a stated Fund or Funds. The AP states the Fund name(s) and relevant ticker symbol(s).

      4. The _____________ Telephone Representative is checking the Creation or Redemption Order form to place a creation or redemption box and then types in the Fund's ticker symbol. If the AP is eligible to trade in that Fund, the Fund name will appear.

Exception: The redemption process for the International Funds will include an extra step.

These Funds require confirmation from the Transfer Agent before a Redemption Order can be processed. The AP wishing to redeem Creation Units of any International Fund will place a call to the Distributor prior to 4:00 PM EST with an "Intent to Redeem". The AP will also provide the number of Creation Units and the name of the Fund that such AP wishes to redeem. This call is necessary to verify that the Shares in Creation Unit(s) have been returned to the Custodian before an actual redemption trade can take place. The _____________ Telephone Representative will enter the Redemption Order into the ETF system and, as with a redemption of Domestic Funds, an affirmation will be produced and sent via email or fax to the AP. The _____________ Telephone Representative will call the Custodian to receive confirmation that Shares in Creation Units have been delivered so that _____________ Telephone Representative may proceed to finalize the Redemption Order with the AP. The Transfer Agent will confirm that the appropriate number(s) of Creation Unit(s) of specified Fund(s) have been delivered to the custody account, and will email the Distributor that the Redemption Order can be processed. After the Custodian confirms the Redemption Order, Distributor will call the AP to approve the trade.

Note: This call may not come within the normal fifteen minute window for Domestic Funds if the Creation Unit(s) of the International Fund(s) are not delivered to the custody account immediately. If the Creation Unit(s) of the International Fund(s) are not delivered by 4:00 PM EST to the custody account, the AP will no longer be able to place the Redemption Order for such Fund(s) on that trade date, but must place the trade the following day if it is still necessary.

5. AP states the number of Creation Units for each Fund that he/she wants to create or redeem. Steps 4 and 5 completed and continued until the AP has completed all transactions.

      5. _____________ Telephone Representative types in the number of Creation Units for each of the Funds to be created or redeemed. Steps 4 and 5 continue until the AP has completed all transactions.

6. AP states that he/she has finished trading.

      6. The database will summarize all trading into one online text box, which _____________ Telephone Representative reads back to the AP, asking for a verbal confirmation. The _____________ Telephone Representative reads back each Fund's ticker symbol and name, along with the order to create or redeem and the amount of Creation Units to be created or redeemed.

7. The AP confirms the statement.

      7. _____________ Telephone Representative then reads to the AP a single system generated trade confirm number for all trades placed. Also, the _____________ Telephone Representative sends a written affirmation to the AP via a system-generated fax of all trades entered.

8. The AP receives the fax

      8. The _____________ Telephone Representative will call the AP within 15 minutes after faxing the affirmation to ensure all trades are good. Once this second verbal confirmation is given, the trades are released as "good". Contact of the AP is done on a "best efforts" level (i.e.). if the _____________ Telephone Representative can not get in touch with the AP, then the _____________ Telephone Representative will release the trade as it was taken. The AP will assume responsibility for an incorrect trade if such AP is not available for the second phone call to reaffirm trades placed with a _____________ Telephone Representative. If trades are incorrect, the
_____________ Telephone Representative will delete the first trade and reenter the corrected trade. A second affirmation will be faxed to the AP with all trades placed that day. The corrected trade will be coded on the affirmation so that the AP can see the correction. A second _____________ Telephone Representative will call the AP back to confirm the correction.

Exception: If an "Intent to Redeem" was called for an International Fund, the AP will not receive a call from a _____________ Telephone Representative to approve the affirmation until the Distributor confirms that the requisite Creation Units have been delivered to the Custodian.

9. Once all trades have been confirmed for the 2nd time, the Distributor's database creates an interface file to be sent to the Custodian.

      9. _____________ Telephone Representative rep checks trades pending file in database to insure all trades have been approved. Trades not approved will be highlighted for approval purposes. A trade file will not be generated if there are unapproved trades in the system.

10. After balancing interface file with database pend file, _____________ Telephone Representative transmits file via FTP to Custodian and the Advisor . The _____________ Telephone Representative will also email a PDF file summarizing the trades sent in the FTP file.

      10. The Custodian receives trade file, runs through validation process on their end, and creates an acknowledgement file to send back to the Distributor.

11. The Custodian transmits acknowledgement file to Distributor confirming the # of orders received from the Distributor, and # of rejects.

The Custodian will call the Distributor if any trades are rejected.

      11. The _____________ Telephone Representative receives acknowledgement from the Custodian and an auto reconciliation process is done to account for all records sent.

12.

      12. If the Custodian sends back reject trades , the Distributor will generate an additional interface to send to the Custodian. The additional transmission will include only those trades that were previously rejected.

13. The Custodian transmits to the Distributor the Cash Requirement and full confirmation of trades.

      13. The Distributor will auto-fax confirmations including cash amount to AP. trades.

* Times may vary depending on the trade volume from APs.

ANNEX III

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR _____________ SM TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS OF  THE AP

 The following are the names, titles and signatures of all persons (each an"Authorized Person") authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the AP pursuant to this Agreement.

Name:      __________________
Title:     __________________
Signature: __________________

Name:      __________________
Title:     __________________
Signature: __________________

Name:      __________________
Title:     __________________
Signature: __________________

     The undersigned, [name], [title], [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this Institution in its capacity as an AP pursuant to the Agreement by and among _____________ Trust, --------------, as Distributor and [name of the AP], dated [date] and that their signatures set forth above are their own true and genuine signatures.

In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [company].

Date:    ______________________  ___________________
             [name, title]


                                    ANNEX IV

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR _____________ SM TRUST

INTERNATIONAL FUND SUBCUSTODIAN ACCOUNTS FOR DELIVERY OF DEPOSIT SECURITIES

      The Subcustodian accounts into which an AP should deposit the securities constituting the Deposit Securities of each International Fund of the _____________ Trust are set forth below:

_________________________

[name of Fund]
Account Name:            __________________
Account Number:          __________________
Other Reference Number:  __________________

[name of Fund]
Account Name:            __________________
Account Number:          __________________
Other Reference Number:  __________________

[name of Fund]
Account Name:            __________________
Account Number:          __________________
Other Reference Number:  __________________

[name of Fund]
Account Name:            __________________
Account Number:          __________________
Other Reference Number:  __________________

[name of Fund]
Account Name:            __________________
Account Number:          __________________
Other Reference Number:  __________________


[name of Fund]
Account Name:            __________________
Account Number:          __________________
Other Reference Number:  __________________


ANNEX V

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR _____________ SM TRUST

THE AP ACCOUNTS
FOR DELIVERY OF DEPOSIT SECURITIES

The accounts into which the _____________ Trust should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

Name of AP:             __________________
Account Name:           __________________
Account Number:         __________________
Other Reference Number: __________________